                                                                    EXHIBIT 99.1

             HI/FN COMPLETES ACQUISITION OF APPTITUDE, INC., NAMES
            APPTITUDE CEO CHRIS G. KENBER AS NEW HI/FN PRESIDENT/CEO

    LOS GATOS, Calif., Aug. 14 /PRNewswire/ -- Network security and flow classification specialist Hi/fn(R) (Nasdaq: HIFN ) today said that the acquisition of Apptitude, Inc., first announced on May 15, 2000, has been completed. Hi/fn also announced that Chris G. Kenber has been appointed President and Chief Executive Officer and will join the Company's Board of Directors. He replaces Raymond J. Farnham who has resigned to pursue other interests. Mr. Farnham will remain on the Hi/fn Board of Directors in a Director's capacity. Hi/fn founder and Director Douglas L. Whiting has replaced Mr. Farnham as Chairman of the Board.

    Mr. Kenber joins Hi/fn from Apptitude, Inc., where he was President and Chief Executive Officer since 1998. Mr. Kenber has held a number of CEO positions with companies in the high-technology area as well as consulting to several venture capital funds. Prior to his tenure with Apptitude, he was the CEO of Aonix Inc., a developer of object-oriented software tools. Previously, Mr. Kenber was Executive Vice President of Ingres Corporation, and a Senior Vice President at MICOM Systems. Mr. Kenber spent 17 years at IBM Corporation, where he held multiple sales and marketing positions. Mr. Kenber has a degree in Psychology and Philosophy from Oxford University.

    "I am pleased and excited to be given the opportunity to lead the combined activities of Hi/fn and Apptitude," said Chris Kenber, Hi/fn's newly appointed President and CEO. "Hi/fn has a strong position in the security and compression markets, with a solid and expanding base of marquee customers. Apptitude brings to Hi/fn a powerful presence as a provider of solutions to network infrastructure equipment developers that are highly complementary to Hi/fn," continued Kenber. "We expect to deliver Apptitude's flow classification solutions to key players in the networking business, many of whom are already Hi/fn customers, and, over time, provide integrated Hi/fn-Apptitude solutions. Hi/fn is an ideal acquirer for Apptitude -- we are all excited by the business and personal opportunities this combination provides."

    Hi/fn is best known for its network security processors and compression technology, used by leading networking equipment manufacturers. Companies such as Cisco, Nortel and Lucent use Hi/fn networking products to accelerate the flow of data crossing the Internet. Apptitude's unique traffic classification technology, MeterFlow(TM), has several patents pending and it will help solidify and expand Hi/fn's reach into the internetworking infrastructure market. This technology supplies comprehensive network information for incorporation into intelligent networking solutions such as VPN, firewall, bandwidth management, load balancing, quality-of-service (QoS), and security, which are dependent upon identification and classification of dynamic e-commerce and business applications.

    Apptitude's MeterFlow technology and strong OEM customer base will play a major role in helping to secure Hi/fn a prominent position as a supplier of technology to Internet infrastructure providers, as well as consolidating its lead in the security and VPN arena.

    About Hi/fn

    Hi/fn, Inc. of Los Gatos, California makes integrated circuits and software for manufacturers of computer networking products. Hi/fn's integrated compression-encryption technology is central to the growth of the Internet, helping to make electronic mail, web browsing and Internet shopping faster and more secure. Nearly all network equipment manufacturers use Hi/fn's patented technology to improve data packet processing.

    Through its acquisition of Apptitude Inc., Hi/fn is also a leading provider of embedded Internet traffic analysis solutions for developers of network infrastructure devices. Its product line includes MeterFlow, the only wire-speed application recognition technology that provides fully granular, dynamic application visibility on enterprise networks, MeterWorks, the industry-leading RMON/RMON2 agent for embedded environments and the Analyzer family of traffic monitoring applications. Key customers for the Apptitude product line include NAI, Nortel Networks, Inc., Agilent Technologies, Cabletron Systems, Inc., Extreme Networks, Inc., Intel Corp. and Fluke.

    Hi/fn was founded in 1996 and started trading on the Nasdaq Stock Exchange under the HIFN symbol in December 1998.

    For more information, contact: Hi/fn, Inc., 750 University Avenue, Los Gatos, CA 95032. Phone: 408-399-3500. Fax: 408-399-3501. Web:
http://www.hifn.com.

    This press release contains forward-looking statements regarding the Company's fiscal performance. These forward-looking statements are subject to the risks set forth below and actual results could vary. The specific risks include: dependency on a small number of customers, customer demand and customer ordering patterns. Orders from Hi/fn's customers may be below the company's current expectations. Additional risks include: risks associated with the success of Hi/fn's ongoing technology development efforts; Hi/fn's ability to successfully integrate new technology into products in a cost-effective manner; the timing of Hi/fn's new product introductions; intense competition in the network and storage equipment industries; and the significant uncertainty of market acceptance of Hi/fn's new products. These and other risks are detailed from time to time in Hi/fn's SEC reports as well as in Hi/fn's registrations statement on Form S-3. Hi/fn undertakes no duty to update these disclosures.

    NOTE: Hi/fn is a registered trademark of Hi/fn, Inc. MeterFlow is a trademark of Apptitude, Inc.